UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2010

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(617) 995-9800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On March 30, 2010, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of Idenix Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) elected Tamar D. Howson to the Board.  Ms. Howson is currently a Partner with JSB-Partners, a transaction advisory firm serving the life sciences industry, and has been a senior corporate and business development associate at several large pharmaceutical companies, including Bristol Myers Squibb and SmithKline Beecham.

Ms. Howson will be entitled to cash and equity compensation for her services on the Board in accordance with the Company’s director compensation policies, as described under the heading “Director Compensation” in the proxy statement for our 2009 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 28, 2009.

On March 30, 2010, the Company issued a press release announcing the election of Ms. Howson to the Board.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1  Press release, dated March 30, 2010, issued by Idenix Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: March 30, 2010	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 30, 2010, issued by Idenix Pharmaceuticals, Inc.